EXHIBIT 10.2

JOSTENS, INC.
SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement including a General and Special Release of Claims (this “Agreement”) is made as of the 17th day of September, 2004, by and among JOSTENS HOLDING CORP., a Delaware corporation (“Parent”), JOSTENS, INC., a Minnesota corporation (the “Company”) and Steven A. Tighe (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive is Vice President, Human Resources, of the Company; and

WHEREAS, the Executive wishes to resign from his position to pursue other interests; and

WHEREAS, the parties wish to set forth their agreement as to the timing and circumstances of the Executive’s resignation and the undertakings of the parties in connection therewith;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.             Resignation.

The Executive hereby resigns from his position as Vice President, Human Resources of the Company and terminates his employment with the Company effective as of September 17, 2004 (the “Separation Date”).  The Executive also resigns as an officer of Parent, Company and all subsidiaries and affiliates of the Company, effective as of the Separation Date.

2.             Payments And Benefits Following Resignation.

Subject to the Executive’s compliance with all of his obligations under this Agreement, and in consideration of the Executive, among other things, agreeing to maintain confidential information and not to compete with the Company during the 18-month period September 17, 2004 to March 17, 2006 (the “Not to Compete Period”), as provided in Sections 4 and 5 below and executing the waivers and releases set forth in Section 6 below, the Company shall provide the Executive with the payments and other benefits provided for under this Agreement, as follows:

(a)                                  Severance Benefits.  The Company shall pay the Executive in a lump sum on the fifteenth (15th ) day following the Separation Date a severance benefit of $578,852 less applicable withholding taxes, representing the aggregate of all amounts payable to the Executive upon his termination of service, including salary, medical insurance, and perquisites under the Executive Severance Pay Plan, and Executive Supplemental Retirement Agreement benefits, but excluding bonus and option amounts, all as further detailed in Schedule I attached hereto.  A bonus amount of 45% of Executive’s base salary, pro-rated through July, 2004, and determined in accordance with plan performance, but crediting executive with full on-plan performance for individual Key Business Initiatives (“KBIs”), will be paid to Executive in the normal course of business in 2005.

(b)                                 Options.  All vested Non-Qualified Stock Options granted to Executive under the Jostens Holding Corp. 2003 Stock Incentive Plan (the “Plan”) will be repurchased by the Company pursuant to the terms of the Option Agreements, specifically Section 8. Repurchase Rights and Other Restrictions, as soon as practicable following the closing of the proposed transaction between Jostens Holding Corp. and Fusion Acquisition LLC.  In the event that the transaction does not close, Executive shall be able to exercise his vested options pursuant to the terms of the Plan.

(c)                                  Non-disparagement.  The Executive, the Company and the Parent agree, respectively, that before and after his termination of employment with the Company, none of them will make any statement or communication of information by whatever means relating to his employment with the Company that may be reasonably interpreted to be critical of or derogatory to the other parties to this Agreement, including, in the case of the Parent and the Company, their respective officers, directors and employees; provided, however, that nothing in this paragraph is intended to keep either party from testifying truthfully under subpoena or other legal process before any court or administrative agency of competent jurisdiction.

3.             Exclusive Separation Payments And Benefits.

The Executive, the Parent and the Company acknowledge and agree that this Agreement is intended to be the exclusive separation arrangement between the Company and the Executive.  Accordingly, except for the payments and other benefits provided to the Executive pursuant to, or referred to in, this Agreement or unless otherwise agreed to in writing signed by the Executive, the Parent and the Company, the Executive, the Parent and the Company agree that the Executive shall not be entitled to any remuneration, payments or other benefits under any other severance or separation plan or arrangement of the Company.  The payments and other benefits provided by or referred to in this Agreement include any severance or termination benefits that may be required by applicable law.

4.             Confidential Information.

The Executive shall not, at any time or for any reason, disclose or divulge, directly or indirectly, to any person, corporation or entity, or use for his own benefit, any Confidential or Proprietary Information.  For the purposes of this Agreement, “Confidential or Proprietary Information” shall mean information relating to the business or affairs of the Company or any of its Affiliates, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, sales representatives, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company or any of its Affiliates; provided, however, that Confidential Information does not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of the Executive; provided that Confidential Information shall not include information that (i) is or becomes generally known to the public other than as a result of a disclosure by Executive in violation of this Agreement, (ii) is or was available to the Executive on a non-confidential basis prior to its disclosure to Executive, or (iii) was or becomes available to Executive on a non-confidential basis from a source other than the Company, which source is or was (at the time of  receipt of the relevant information) not, to Executive’s best knowledge, bound by a confidentiality agreement with the Company or another person.

In the event the Executive shall be requested, by subpoena or otherwise, in a judicial, administrative or government proceeding to make disclosures of Confidential or Proprietary Information which are otherwise prohibited by this Agreement (whether by way of oral questions, interrogatories, requests for information or documents, subpoenas or similar process), the Executive shall notify the Company in writing of such request (and shall provide a copy of such request to the Company) within two (2) business days of the Executive’s receipt thereof and before providing any information in response to such request.  The Company shall provide counsel to represent the Executive at the Company’s expense in connection with responding to any such subpoena or request for information.

The Executive shall return to the Company immediately upon separation with the Company all of the Company’s property and Confidential or Proprietary Information which is in tangible form (including, but not limited to, all correspondence, memoranda, files, manuals, books, lists, records, equipment, computer disks, magnetic tape, and electronic or other media and equipment) and all copies thereof in the Executive’s possession, custody or control.

5.             Covenant Not to Compete.

During the term of the Not to Compete Period, Executive shall not, directly or indirectly, alone or as a partner, officer, director, shareholder, sole proprietor, employee or consultant of any other firm or entity (A) engage or intend to engage in any commercial activity with companies that compete with Jostens, including, but not limited to, LifeTouch, American Achievement, Herff Jones, Walsworth, Friesens, or Intergold; or (B)(i) cause, solicit, induce or encourage any employees, independent sales representatives, Company sales representatives, consultants or contractors of the Company or its Subsidiaries or Affiliates to leave such employment or service, or hire, employ or otherwise engage any such individual; or (ii) cause, induce or encourage any actual or prospective client, customer, supplier, or licensor of the Company or its Subsidiaries or Affiliates, or other Person who has a material business relationship with the Company or its Subsidiaries or Affiliates to terminate or modify any such actual or prospective relationship.

(a)                                  The Executive agrees that the restrictions imposed upon him by the provisions of this Section 5 are fair and reasonable considering the nature of the Company’s business, and are reasonably required for the protection of the Company.  The Executive further agrees that the provisions of Sections 2 and 5 relating to areas of restriction and time periods of restriction were specifically discussed in good faith and are acceptable to the Executive.  Nevertheless, to the extent that these restrictions exceed the maximum areas of restriction, limitations or periods of time which a court of competent jurisdiction would enforce, the areas of restriction, limitations or time periods shall be modified by such court to be the maximum areas of restriction, limitations or time periods which such court would enforce in any state in which such court shall be convened.  If any other part of this Section 5 is held to be invalid or unenforceable, the remaining parts shall nevertheless continue to be valid and enforceable as though the unenforceable portions were absent.

(b)                                 The Executive acknowledges that a breach of any of the provisions of this Section 5 may result in continuing and irreparable damages to the Company for which there may be no adequate remedy at law and that the Company, in addition to all other relief available to it, shall be entitled to the issuance of a temporary restraining order, preliminary injunction and permanent injunction restraining the Executive from committing or continuing to commit any breach of the provisions of Section 4 above or this Section 5 pending further legal proceedings and for appropriate periods in the future.

6.             Release and Waiver of Claims Against the Company.

(a)                                  The Executive, on behalf of himself, his agents, heirs, successors, assigns, executors and administrators, in consideration for the payments and other consideration provided for under this Agreement, hereby forever releases and discharges the Company and its successors, their affiliated entities and controlling persons, and their past and present directors, employees, agents, attorneys, accountants, representatives, plan fiduciaries, successors and assigns from any and all known and unknown causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind and character in any manner whatsoever arising on or prior to the date of this Agreement, including but not limited to (i) any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, intentional infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of Title VII of the Civil Rights Act of 1964, as amended, prohibiting discrimination based on race, color, religion, sex or national origin; the Family and Medical Leave Act; the Americans With Disabilities Act prohibiting discrimination based on disability; the Age Discrimination in Employment Act prohibiting discrimination based on age over 40; the Minnesota Human Rights Act, Minn. Stat. Ch. 363, other federal, state and local laws, ordinances and regulations, and any unemployment or workers’ compensation law; (ii) any and all liability that was or may have been alleged against or imputed to the Company by the Executive or by anyone acting on his behalf; (iii) all claims for wages, monetary or equitable relief, employment or reemployment with the Company in any position, and any punitive, compensatory or liquidated damages; and (iv) all rights to and claims for attorneys’ fees and costs except as otherwise provided herein; provided, however, that this release shall not extend to the obligations of the Company that are specifically recited or referred to in this Agreement.  The Executive expressly waives any and all rights granted by any federal, state or local laws or ordinances or regulations that are intended to protect the Executive from waiving unknown claims.

(b)                                 The Executive shall not file or cause to be filed any action, suit, claim, charge or proceeding with any federal, state or local court or agency relating to any claim within the scope of this Section 6.  The Executive represents and warrants that he has not assigned any claim released herein, or authorized any other person to assert any claim on his behalf.

(c)                                  In the event any action, suit, claim, charge or proceeding within the scope of this Section 6 is brought by any government agency, putative class representative or other third party to vindicate any alleged rights of the Executive, (i) the Executive shall, except to the extent required or compelled by law, legal process or subpoena, refrain from participating, testifying or producing documents therein, and (ii) all damages, inclusive of attorneys’ fees, if any, required to be paid to the Executive by the Company as a consequence of such action, suit, claim, charge or proceeding shall be repaid to the Company by the Executive within ten (10) days of his receipt thereof.

(d)                                 Notwithstanding anything in this Agreement to the contrary, in the event of a violation of this Section 6 by the Executive, the Company’s obligations pursuant to this Agreement shall cease as of the date of such violation and the Executive shall be liable to the Company for all amounts paid to Executive under this Separation Agreement and any actual damages the Company suffers as a result of such violation, including costs, expenses and all attorneys’ fees and expenses.

7.             Release and Waiver of Claims Against the Executive.

The Company hereby forever releases and discharges the Executive from any and all actions, causes of action, claims or demands in general, special or punitive damages, attorneys’ fees and costs, expenses or other compensation which in any way relate to or arise out of the Company’s employment of the Executive or the termination of such employment or otherwise, which the Company may now or hereafter have under any federal, state or local law, regulation or ordinance.  The release and waiver contained in this Section 7 of this Agreement shall not apply to any act of fraud or criminal conduct by the Executive of which the Company is not aware as of the date of this Agreement, nor to any act of non-compliance with the terms of this Agreement by the Executive.

8.                No Admission of Wrongdoing.

The release and waiver of claims by the Company in Section 7 of this Agreement, and the payment by the Company of that portion of the amounts and other benefits set forth in this Agreement to which the Executive would not otherwise be entitled, are being given to the Executive in return for the Executive’s agreements and covenants contained in this Agreement.  Nothing contained in this Agreement shall be construed as an admission of liability or wrongdoing by either the Executive or the Company.

9.             Voluntary Execution of Agreement.

BY HIS SIGNATURE BELOW, THE EXECUTIVE ACKNOWLEDGES THAT:

(A)          I HAVE RECEIVED A COPY OF THIS AGREEMENT AND WAS OFFERED A PERIOD OF TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER IT;

(B)           IF I SIGN THIS AGREEMENT PRIOR TO THE EXPIRATION OF TWENTY-ONE DAYS, I KNOWINGLY AND VOLUNTARILY WAIVE AND GIVE UP THIS RIGHT OF REVIEW;

(C)           I HAVE THE RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF FIFTEEN DAYS AFTER I SIGN IT BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE GENERAL COUNSEL OF THE COMPANY, NO LATER THAN THE CLOSE OF BUSINESS ON THE FIFTEENTH DAY AFTER THE DAY ON WHICH I SIGNED THIS AGREEMENT;

(D)          THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE FIFTEEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE AGREEMENT HAVING BEEN REVOKED;

(E)           THIS AGREEMENT WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE REVOCATION PERIOD REFERRED TO IN (C).  I AGREE NOT TO CHALLENGE ITS ENFORCEABILITY;

(F)           I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY, HAVE CONSULTED WITH AN ATTORNEY, PRIOR TO SIGNING THIS AGREEMENT;

(G)           NO PROMISE OR INDUCEMENT FOR THIS AGREEMENT HAS BEEN MADE EXCEPT AS SET FORTH IN THIS AGREEMENT;

(H)          I AM LEGALLY COMPETENT TO EXECUTE THIS AGREEMENT AND ACCEPT FULL RESPONSIBILITY FOR IT; AND

(I)            I HAVE CAREFULLY READ THIS AGREEMENT INCLUDING THE RELEASE SET FORTH IN SECTION 6, ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE WRITTEN MATERIALS PRESENTED TO ME WITH THIS AGREEMENT, AND WARRANT AND REPRESENT THAT I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

10.           Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received.  Any such notice, request, demand or communication shall be addressed:  (a) if to the Company, to the General Counsel of the Company, 5501 American Boulevard West, Minneapolis, Minnesota 55437; (b) if to the Executive, to his last known home address on file with the Company; or (c) to such other address as the parties shall have furnished to one another in writing.

11.           Termination and Amendments; Miscellaneous.

(a)           This Agreement may only be terminated, or the provisions of this Agreement amended or waived, prior to the expiration of the Company’s and the Executive’s obligations under this Agreement, by a writing signed by the Parent, the Company and the Executive.

(b)           The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(c)           The failure to insist upon strict compliance with any provision hereof, or the failure to assert any right hereunder, shall not be deemed to be a waiver of such provision or right or of any other provision or right under this Agreement.  In the event that any term, provision or release of claims or rights contained in this Agreement is found or determined to be illegal or otherwise invalid and unenforceable, whether in whole or in part, such invalidity shall not affect the enforceability of the remaining terms, provisions and releases of claims or rights.

(d)           Except for payments to be made from the trust under the Company’s  401(k) Retirement Savings Plan, all payments to be made hereunder shall be paid from the Company’s general funds and no special or separate fund shall be established and no segregation of assets shall be made to assure the payment of such amounts.  Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive or any other person with respect to amounts to be paid hereunder; provided, however, that this Agreement does not affect the existing fiduciary duties of the Company under its 401(k) Retirement Savings Plan.

(e)           Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company or its affiliates.

(f)            This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

(g)           Any reference within this Agreement to an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

(h)           The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(i)            This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Minnesota.

(j)                                     This Agreement may be executed in two or more counterparts, all of which shall have the same force and effect as if all parties thereto had executed a single copy.

IN WITNESS WHEREOF, the Company and the Executive have acknowledged and executed this Agreement effective as of the fifteenth day following the Separation Date first set forth above, unless revoked by the Executive in the manner set forth in Section 9 above.

EXECUTIVE	JOSTENS HOLDING CORP.

By:
Steven A. Tighe

Name:

Title:

JOSTENS, INC.

By:

Name:

Title: